Exhibit 10.17

THE SCHWABPLAN®

DIRECTED EMPLOYEE BENEFIT TRUST AGREEMENT

This TRUST AGREEMENT (“Trust Agreement” or “Agreement”), entered into this 1st day of January, 2005, by and between Universal City Development Partners, LTD. d/b/a Universal Orlando (the “Company”) and THE CHARLES SCHWAB TRUST COMPANY (the “Trustee”).

PURPOSE

The Company has adopted a plan called the Universal Orlando 401(k) Retirement Plan (the “Plan”) for the exclusive purpose of providing benefits to certain of its employees and their beneficiaries and defraying reasonable expenses of administering the Plan. The Plan provides that, from time to time, cash and other assets may be paid to the Trustee by the Company to be held and administered as a trust (the “Trust Fund” or “Trust”) for the uses and purposes of the Plan. The Company intends that the Plan shall qualify under section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Trust shall constitute a part of the Plan, as a tax-exempt entity within the meaning of Code section 501(a).

Subject to specific conditions set forth in this Agreement, the Trustee agrees that it will hold in the Trust and invest cash and other acceptable property received pursuant to this Agreement and received as contributions from the Company or transfers from another plan qualified under section 401(a) of the Code and from such other plans from which such transfers are permitted under the terms of the Plan and applicable law, rules and regulations, upon the terms and conditions stated below.

ARTICLE 1

TRUST FUND

1.1 The Company’s President or other duly authorized official shall certify in writing to the Trustee the names and specimen signatures of all those persons who are authorized to act as or on behalf of the Plan’s named fiduciary, which term shall include the administrator of the Plan (the “Administrator”) and these names and specimen signatures shall be updated as necessary by the President or other duly authorized official.

1.2 All contributions or transfers shall be received by the Trustee in cash or in any other property acceptable to the Trustee as determined by the Trustee under its Investment Guidelines, which are incorporated herein and made part of the Agreement as amended from time to time. The Trust Fund shall consist of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them. The Trustee shall manage and administer the Trust Fund without distinction between principal and income. The Trustee shall have no duty to (i) compute any amount required to be transferred or paid to it by the Company, (ii) collect any contributions or transfers to the Trust Fund, or (iii) determine whether any contribution or transfer complies with the terms of the Plan.

If the Company creates or maintains one or more employee benefit plans qualified under Code section 401(a) in addition to the Plan, the Company may request the Trustee to hold the assets of the additional plan or plans in the Trust Fund. The Administrator shall keep records showing the interest of the Plan and each additional plan in the Trust Fund unless the Trustee enters into an agreement with the Company to keep separate accounts for each such plan. The Company and the Administrator shall not permit or cause the assets of one plan to be used to pay benefits or the administrative expenses of any other plan with the assets in the Trust Fund.

1.3 The Trustee shall accept a contribution of cash or other property otherwise acceptable to the Trustee that has been distributed to a participant (or an eligible employee who is about to become a participant) from another employee benefit plan qualified under Code section 401(a), from an individual retirement account or annuity described in Code section 408, and from such other plans, accounts and annuities with respect to which such contributions are permitted under the terms of the Plan and applicable law, rules and regulations, at the direction of the Administrator. The Administrator shall be solely responsible for determining that such assets represent an eligible rollover contribution within the meaning of Code section 402(c)(4) or 408(d)(3). The Trustee shall accept a transfer of cash or other property acceptable to the Trustee on behalf of a participant (or an employee who is about to become a participant) directly from the trustee of an employee benefit plan qualified under Code section 401(a) and from such other plans from which such transfers are permitted under the terms of the Plan and applicable law, rules and regulations at the direction of the Administrator.

ARTICLE 2

INVESTMENTS AND DISTRIBUTIONS

2.1 (a) Except as provided below, the Administrator shall have all power over and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with proper written directions of the Administrator concerning those assets. The Administrator shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Except to the extent required by ERISA or otherwise provided in this Agreement, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and shall retain assets until directed in writing by the Administrator to dispose of them.

The Administrator may delegate to any other person or persons any of the Administrator’s rights, powers or responsibilities with respect to the operation and administration of the Trust Fund. Any such delegation shall be made in writing and communicated to the Trustee. The Administrator shall not be liable for any breach of fiduciary responsibility of a delegatee that is not proximately caused by the Administrator’s failure to properly select or supervise such delegatee and in which the Administrator does not participate.

(b) If permissible under the Plan, each participant and/or beneficiary may have investment power over the account maintained for him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Administrator. Such direction shall be furnished to the Trustee in writing under procedures agreed to by the Trustee and the Administrator. To the extent provided under ERISA section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such participant’s or beneficiary’s exercise of control. If a participant who has investment authority under the terms of the Plan fails to provide such directions, the Administrator shall direct the investment of the participant’s accounts. The Administrator shall maintain records showing the interest of each participant and/or beneficiary in the Trust Fund unless the Trustee enters into an agreement with the Company to keep separate accounts for each such participant and/or beneficiary. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Administrator or participant and shall be required to act only upon receipt of proper written directions. A participant or beneficiary shall not have authority to direct the investment of assets in his or her account in a loan to any participant, including himself or herself, or “collectibles” within the meaning of Code section 408(m)(2).

(c) The Administrator may appoint an investment manager or managers within the meaning of section 3(38) of ERISA to direct, control or manage the investment of all or a portion of the Trust assets, as provided in sections 3(38) and 403(a)(2) of ERISA. The Administrator shall notify the Trustee in writing of the appointment of each investment manager, and the assets over which each manager shall exercise control and cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary with respect to the Plan. If the foregoing conditions are met, the investment manager shall have the power to manage, acquire, or dispose of any Trust assets identified as under such manager’s control, and the Trustee shall not be liable for acts or omissions of the investment manager, or be under an obligation to invest or otherwise manage any asset of the Trust that is subject to the management of such investment manager. The Trustee shall act only upon receipt of proper written directions from a duly appointed investment manager, and shall have no liability to review or question any such directions.

(d) If the Plan authorizes loans to Plan participants, the duties of the Trustee and Administrator may be covered by a separate agreement to be incorporated as part of this Agreement.

2.2 (a) Subject to the Investment Guidelines of the Trustee, any general or specific investment guidelines formulated by the Company or the Administrator and the provisions of Section 2.1 above, the person with investment responsibility (“Authorized Person”) may cause the Trust Fund to be invested and reinvested in every kind of investment including, without limitation, publicly traded equity and debt interests of all kinds issued by domestic or foreign governments, business organizations, limited partnerships, investment companies and trusts or other entities, convertible securities of all kinds, interest-bearing deposits in any depository institution (including the Trustee or any affiliate of the Trustee), money market securities of all kinds, collective investments as described in subsection (b) below and insurance contracts as described in subsection (c) below. Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may hold uninvested and without liability for interest such part of the Trust Fund as may be reasonably necessary for the orderly administration of the Trust Fund.

(b) Subject to the following provisions, the assets of the Trust Fund may be invested and reinvested, in whole or in part, in any common or collective investment fund (referred to as the “fund”) maintained by the Trustee or an investment manager in which the Trust Fund is eligible to participate. Notwithstanding any other provision of this Agreement, to the extent Trust Fund assets are invested in any such fund, the terms of the fund’s governing instrument shall govern the investment responsibilities and powers of the entity responsible for management of the fund (referred to as “fund manager”), and the terms of such governing instrument shall be incorporated into the Trust Agreement. The value of any interest in a fund held by the Trust Fund shall be the fair market value of the interest as determined by the fund manager in accordance with the fund’s governing instrument. For purposes of valuation of the Trust Fund assets, the Trustee shall be entitled to rely conclusively on the value reported by the fund manager.

The Trust Fund may be invested in a pooled investment vehicle funded by contracts issued by an insurance company qualified to do business in a state (within the meaning of ERISA section 3(10)) including, without limitation, group annuity and guaranteed investment contracts. Any such contract may provide for the allocation of amounts received by the insurance company to its general account, one or more of its separate accounts (including pooled separate accounts), or both. To the extent Trust Fund assets are allocated to a separate account of an insurance company, the Administrator shall appoint the insurance company as an investment manager as provided above. Notwithstanding any other provision of the Trust Agreement, the terms of the contract(s) governing the separate account(s) in which the Trust Fund is invested shall govern the investment responsibilities and powers of the insurance company and, to the extent required by law, the terms of such contract(s) shall be incorporated into the Trust Agreement.

(c) To the extent permitted by the Plan, the Authorized Person may direct the Trustee to apply for and purchase life insurance or annuity contracts (referred to as “contracts”) from an insurance company, subject to the following provisions:

(i) The Authorized Person shall be responsible for ensuring that the purchases conform with the requirements of the Plan and any rules and policies established by the Administrator regarding the form, value, optional settlement methods and other provisions of the contracts. The Trustee shall not be responsible for the validity or proper execution of any contract delivered to it, or any act of any persons which renders the contract void or voidable. The Trustee shall not be responsible if the contract held in the Trust Fund fails to meet the requirements of the Plan, and shall have no duty to inform participants of the terms and conditions of any such contract.

(ii) The Administrator shall instruct the Insurer to notify the Administrator of all premiums becoming due under the contracts. The Administrator shall deliver all premium notices to the Trustee, together with a direction to the Trustee to pay the premiums out of the Trust Fund. The Trustee shall have no responsibility for paying the premium unless the Administrator or the Participant provides written instructions directing the Trustee to pay the premium and sufficient assets of the Trust Fund are available for that purpose.

(iii) The Administrator shall cause the Trustee to be designated as the sole owner of any such contract, with sole power to exercise all rights, privileges, options and other incidents of ownership at the Administrator’s direction. The Administrator from time to time shall direct the Trustee regarding the designation of a beneficiary of the death benefit payable under any such contract in accordance with the applicable provisions of the Plan.

(d) To the extent permitted by the Plan and ERISA and subject to the applicable federal and state securities laws, the Authorized Person may direct the Trustee to invest in qualifying employer securities within the meaning of ERISA section 407(d)(5) (“Employer Securities”). The Administrator shall have full responsibility for determining that any such investment, and the voting rights attributable to such investment, complies with applicable law. Notwithstanding any other provision of the Plan or Trust Agreement, the Administrator shall have responsibility for voting any shares or directing that such shares shall be sold, exchanged, or otherwise disposed of except to the extent provided in Sections 2.3 (q) and (r) herein, or to the extent that such duties are made the responsibility of another person or persons under the terms of the Plan or other governing document, and such person performs according to such terms.

2.3 In its administration of the Trust Fund, the Trustee shall have and exercise whatever powers are necessary to discharge its obligations and exercise its rights under the Trust Agreement. Subject to the direction of the Administrator, participants, or an investment manager as provided in Section 2.1, the Trustee shall have full power and authority with respect to property held in the Trust Fund to do all such acts, take all proceedings, and exercise all such rights and privileges, whether specifically referred to or not in this document, as could be done, taken, or exercised by the absolute owner, including, without limitation, the following:

(a) To collect income generated by the Trust Fund investments and proceeds realized on the sale or disposition of assets and to hold the same pending reinvestment or distribution in accordance with this Agreement;

(b) To register Trust Fund property in the Trustee’s own name, in the name of a nominee or in bearer form, provided the Trustee’s records and accounts show that such property is an asset of the Trust Fund;

(c) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository’s nominee, and to deposit securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee’s own property, provided the Trustee’s records and accounts show that such securities are assets of the Trust Fund;

(d) To retain the property in the Trust;

(e) To sell Trust assets, at either public or private sale, at such time or times and on such terms and conditions as it may deem appropriate;

(f) To consent to or participate in any plan for the reorganization, consolidation, or merger of any business unit, any security of which is held in the Trust Fund, to pay calls and assessments imposed upon the owners of such securities as condition of their participating therein, and to consent to any contract, lease, mortgage, purchase or sale of property, by or between such business unit and any other party;

(g) To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

(h) To renew or extend the time of payment of any obligation due or becoming due;

(i) To grant options to purchase property held in the Trust;

(j) To compromise, arbitrate, or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

(k) To exchange any property for other property upon such terms and conditions as the Trustee may deem proper, and to give or receive money to effect equality in price;

(l) To foreclose any obligation by judicial proceeding or otherwise;

(m) To sue or defend in connection with any and all securities or property at any time received or held in the Trust Fund and to charge against the Trust Fund all reasonable expenses and attorney’s fees in connection therewith;

(n) To manage any real property in the same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms, and upon such conditions including, but without limitation, agreements for the purchase or disposal of buildings on the property or options to the tenant to renew such lease from time to time or to purchase such property as the Trustee deems proper; to make ordinary and extraordinary repairs and alterations to any property that the Trustee deems proper; to make ordinary and extraordinary repairs and alterations to any building, to raze old buildings, to erect new buildings, to insure against loss by fire or other casualties, and to employ agents and confer upon them authority with respect to the management of such real property as the Trustee deems appropriate;

(o) To borrow money from any person other than a party in interest of the Plan with or without giving security;

(p) To deposit any security with any protective or reorganization committee, and to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Trust Fund that portion of the expenses and compensation of that committee as the Trustee may deem proper;

(q) To deliver to the Administrator, or the person or persons identified by the Administrator, proxies and powers of attorney and related informational material, for any shares or other property held including Employer Securities in the Trust. Subject to the provisions of Section 2.3 (r), the Administrator shall have responsibility for instructing the Trustee as to voting such shares and the tendering of such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or Trust Agreement or under an agreement between the named fiduciary of the Plan and an investment manager, in which case such persons shall have such responsibility. The Trustee may use agents to effect such delivery to the Administrator or the person or persons identified by the Administrator. In no event shall the Trustee be responsible for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received;

(r) If Company Stock is a permissible investment option under the Plan, all voting rights with respect to shares of Company Stock held in the Trust Fund and allocated to Participants’ Accounts shall be exercised by the Trustee in such manner as may be directed by the respective Participant (which term, for purposes of this subsection (r), shall include the beneficiary of a deceased Participant and any alternate payee for whom an account has been established with an interest in Company Stock). Any shares of Company Stock in the Trust Fund that are allocated to Participants who fail to give directions to the Trustee and all Company Stock otherwise unallocated shall be voted by the Trustee in the same proportion as the shares for which voting instructions have been received, subject to the power, responsibility and obligation of the Administrator to direct the Trustee to act with respect to the voting of such shares in a different manner, if the Administrator determines that such action is consistent with and/or required by its fiduciary obligations under ERISA. The Company acknowledges that it shall be the responsibility of the Administrator, and not the Trustee, to determine whether the fiduciary responsibilities of ERISA require that a direction be provided to the Trustee to override such proportionate voting. The Administrator may establish such rules and guidelines as it deems necessary to properly effect the provision of this section;

(s) To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Company;

(t) To hold that portion of the Trust Fund as the Trustee may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or otherwise is a fiduciary of the Plan, including The Charles Schwab Trust Company), subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit;

(u) To retain group or individual insurance contracts of all kinds authorized under the Plan;

(v) If directed by the Administrator, participant or investment manager, to acquire, hold, and administer limited partnership interests, or interests in other specialized investment vehicles, provided that such Authorized Person signs any agreement or other necessary documents requested by the Trustee prior to entering into the transaction;

(w) To write covered call options on securities where appropriate for the Trust; provided that any such transaction is in conformity with the Plan and all applicable rules, regulations and laws governing the Trustee, the Plan, and this Trust;

(x) To the extent permitted under applicable laws, to invest in deposits, long and short term debt instruments, stocks, and other securities, including those of the Trustee, The Charles Schwab Corporation (the “Public Company”), Charles Schwab & Co., Inc. (the “Broker/Dealer”), their affiliates and subsidiaries; and

(y) To lend securities from the Trust on a secured basis in accordance with a separate written agreement between the Administrator and the Trustee.

2.4 The Trustee is authorized to contract or make other arrangements with The Public Company, the Broker/Dealer, their affiliates and subsidiaries, successors and assigns and any other organizations affiliated with or subsidiaries of the Trustee or related entities, for the provision of services to the Trust or Plan, except where such arrangements are prohibited by law or regulation.

2.5 The Trustee is authorized to place securities orders, settle securities trades, hold securities in custody, and other related activities on behalf of the Trust through or by the Broker/Dealer whenever possible, unless the Authorized Person specifically instructs the use of another broker/dealer. Trades (and related activities) conducted through the Broker/Dealer shall be subject to fees and commissions established by the Broker/Dealer, which may be paid from the Trust or netted from the proceeds of trades.

Trades shall not be executed through the Broker/Dealer unless the Administrator and the Authorized Person have received disclosure concerning the relationship of the Broker/Dealer to the Trustee, and fees and commissions which may be paid to the Public Company, Broker/Dealer, the Trustee and/or their affiliates or subsidiaries as a result of using the Broker/Dealer’s execution or other services.

The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to the Public Company or any of its affiliates, and to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

2.6 At the direction of the Authorized Person, the Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by the Public Company, Broker/Dealer or the Trustee or any affiliate of them (“SchwabFunds®”) except to the extent prohibited by law or regulation.

Uninvested cash of the Trust will be invested in Schwab Funds designated by the Authorized Person for that purpose, unless the Authorized Person specifically instructs the use of another fund or account, except to the extent prohibited by law or regulation.

Schwab Fund shares may not be purchased or held by the Trust unless the Authorized Person has received disclosure concerning the Public Company’s, Broker/Dealer’s, the Trustee’s and/or their affiliate’s or subsidiary’s relationship to the Funds, and any fees which may be paid to the Public Company, Broker/Dealer, Trustee and/or their affiliates or subsidiaries.

2.7 The Administrator shall have responsibility for establishing and carrying out a funding policy and method, as specified in section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA, taking into consideration the Plan’s short-term and long-term financial needs.

The Trustee shall not be responsible for proper diversification of the assets of the Trust Fund. The Administrator or the person to whom such responsibility has been properly delegated under the requirements of ERISA shall be responsible for the funding policy, for diversification of assets held in trust for the Plan, and for compliance of the Trust Fund with statutory limitations on the amount of investment in securities or other property of the Company or its affiliated companies.

2.8 No assets of the Trust Fund shall be invested in the securities of the Company or its affiliates unless the Administrator determines that the securities are exempt from registration under the federal Securities Act of 1933, as amended, and are exempt from registration or qualification under the applicable state law, and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities. The Administrator shall not direct the investment in “employer securities” or “employer real property”, within the meaning of section 407 of ERISA, if such investment would be prohibited by ERISA. The Administrator shall only direct the investment of Trust funds into securities of the Company or an affiliate (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Administrator shall have obtained a current valuation by a qualified independent appraiser.

2.9 The Company represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify Participants of any limitations on investment directions necessary or appropriate to comply with federal securities laws (including the Exchange Act and the 1933 Act), including but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16 and, to the extent applicable, the volume of trading in Company Stock pursuant to Regulation M. Consequently the Trustee shall have no liability to a Participant, and beneficiary, or the Company for carrying out instructions relating to the acquisition or disposition of Company Stock regardless of whether those instructions subject such person or the Company to any liability.

The Company represents and warrants that either the percentage of the issued and outstanding class of equity security registered under section 12 of the Exchange Act which is Company Stock owned by the Plan (the “Plan Percentage”) is less than 4.5% or that the Plan and its prior trust have complied with all notice and filing requirements imposed by federal securities laws with regard to Company Stock. The Company covenants that it will (a) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 4.5%, (b) monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%, (c) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%, and (d) provide monthly written reports to the Trustee disclosing the Plan Percentage. The foregoing monitoring and notification requirements shall cease during any month when the Plan Percentage is below 4.5% for each day of the month. The provisions of this Section 2.9 shall survive the termination of this Trust Agreement.

The Administrator further represents and warrants that the Company will file all statements and reports required by the Securities and Exchange Commission that are required on account of the purchase, sale or ownership of Company Stock by the Trust Fund, including without limitation Forms 11-K, 13-D, 13-G, and Forms 4 and 5, and that the Trustee shall have no responsibility for any such filings.

2.10 The Trustee shall make distributions or transfers from the Trust as specified in proper written directions from the Administrator. The Trustee is authorized, to the extent required under applicable law, to withhold from distributions to any payee an amount that the Trustee determines is necessary to cover federal and state taxes, and the Trustee is required to withhold such amounts if so directed by the Administrator. The Trustee shall have no liability for making any distribution or transfer pursuant to the direction of the Administrator (including amounts withheld pursuant to the previous sentence) and shall be under no duty to make inquiry whether any distribution or transfer directed by the Administrator is made pursuant to the provisions of the Plan. The Administrator shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, the Administrator and the Company shall hold the Trustee harmless from and indemnify it for any liability and related expenses that arise in connection with improper withholding.

The Trustee shall not be liable for the proper application of any part of the Plan or Trust if distributions or transfers are made in accordance with the written directions of the Administrator including any distribution made pursuant to a domestic relations order which the Administrator has determined to be qualified within the meaning of section 414(p) of the Code, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments and liabilities under the Plan.

2.11 The Trustee may make any payment required of it under this Agreement by mailing its check for the amount specified to the recipient at such address last furnished to the Trustee by the Administrator, or if the Trustee has never received an address, to the recipient in care of the Administrator.

2.12 All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the proper application of any monies paid or securities or other property delivered to the Trustee.

2.13 The Trustee shall bear no liability for acting upon any instruction or document believed by it to be genuine and to be presented or signed by a party duly authorized to do so, and the Trustee shall be under no duty to make any investigation or inquiry about the correctness of such instruction or document.

2.14 The Trustee may consult with legal counsel of its choice, including counsel for the Company, upon any question or matter arising hereunder and the opinion of such counsel, when relied upon by the Trustee shall be evidence the Trustee was acting in good faith.

2.15 If as provided in the Plan, other trustees of separate trusts under the Plan may be appointed, the Trustee under this Agreement shall have no duties or responsibilities for Plan assets not held in the Trust by the Trustee, except as required by applicable law. The Trustee accepts the appointment as Trustee effective as of the date the assets of the Plan are received by the Trustee. The Trustee shall assume responsibility for only those assets of the Plan which are transferred and accepted by the Trustee in accordance with the terms of this Trust and which have been previously reviewed and approved by the Trustee.

ARTICLE 3

SETTLEMENT OF ACCOUNTS

3.1 (a) The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements, and other transactions related to the Trust, and those records shall be available at all reasonable times to the Administrator, the Company, or their authorized representatives.

(b) The Trustee, at the direction of the Administrator, shall submit to the Administrator and any other person that the Administrator designates those valuations, reports, or other information as the Administrator may request. In any case, the Trust Fund shall be valued by the Trustee at the frequency agreed to by the Trustee and the Company, but in any event not less than annually at the fair market value as of the close of business at the end of the last business day of the fiscal year of the Plan. Except as specified below, in the absence of fraud or bad faith, the Trustee’s valuation of the Trust Fund shall be conclusive.

3.2 (a) Within sixty days following the close of each fiscal year of the Plan or the close of any other period as may be agreed upon by the Trustee and the Administrator, the Trustee shall file with the Administrator a written account setting forth a description of all securities and other property purchased and sold, all receipts, disbursements, and other transactions effected by it during that fiscal year or other designated period, and listing the securities and other property held by the Trustee at the end of such fiscal year or other designated period, together with their then fair market values.

(b) The Administrator may approve an account by written notice of approval delivered to the Trustee or by failure to deliver to the Trustee express objections to the account in writing within sixty days from the date upon which the account was mailed or otherwise delivered to the Administrator.

(c) The account shall be deemed approved upon receipt by the Trustee of the Administrator’s written approval of the account or upon the passage of the sixty day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Administrator.

(d) If the account is not settled as provided above, the Trustee, the Company or the Administrator shall have the right to apply to a court of competent jurisdiction at the expense of the Trust Fund for a judicial settlement of the accounting. Any judgment or decree entered in such proceedings shall be conclusive on all persons interested in the Trust Fund.

3.3 Notwithstanding any other provision of this Article 3, if the Trustee shall determine that the Trust Fund consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value is not readily available, the Trustee may request instructions from the Administrator concerning the value of such property for all purposes under the Plan and this Trust Agreement, and the Administrator shall comply with that request. The Trustee shall be entitled to rely upon the value placed upon such property by the Administrator. At the Trustee’s option, it may request that the Administrator hire an independent appraiser that meets the requirements of Code section 401(a)(28)(C) to value the property. Alternatively, if the Trustee chooses, or if the Administrator shall fail or refuse to instruct the Trustee on the value of such property within a reasonable time after receipt of the Trustee’s request, the Trustee at its sole discretion may engage an independent appraiser to determine the fair market value of such property. Any expenses with respect to such appraisal shall be paid by the Trustee out of the Trust Fund or, at the option of the Company, by the Company.

ARTICLE 4

INDEMNIFICATION

4.1 To the extent permitted under ERISA, the Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorney’s fees and costs of defense) arising out of (1) the acts or omissions to act with respect to the Plan or Trust by persons unrelated to the Trustee (“unrelated persons”), (2) the Trustee’s action or inaction with respect to the Plan or Trust resulting from reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or (3) any violation by any unrelated person of the provisions of ERISA or the regulations thereunder, unless the

Trustee commits a breach of its duties by reason of its negligence or willful misconduct. Expenses incurred by the Trustee which it believes to be subject to indemnification under this Agreement shall be paid by the Company upon the Trustee’s request, provided that the Company may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Sec. 8.5 of the Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Section.

4.2 To the extent permitted under ERISA, the Trustee shall indemnify and hold harmless the Company, its officers, employees and agents from and against any and all liabilities, losses, expenses and claims (including reasonable attorney’s fees and costs of defense) as a result of the Trustee’s breach of its responsibilities under this Agreement due to its own negligence or willful misconduct and not that of any other party; provided, however no such indemnification and hold harmless shall be provided by the Trustee for any losses, claims, liabilities, and expenses (including reasonable attorney’s fees and costs of defense) which are the subject of indemnification by the Company to the Trustee as provided in Section 4.1 above.

ARTICLE 5

TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

5.1 The Trustee shall notify the Plan Administrator of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no instructions from the Administrator, the Trustee may pay the tax from the Trust Fund. If the Plan Administrator wishes to contest the tax assessment, it shall give appropriate written instructions to the Trustee. The Trustee shall not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney’s fees.

5.2 The Company shall quarterly pay the Trustee its expenses in administering the Trust Fund and reasonable compensation for its services as Trustee as described in the SchwabPlan® Services Agreement, which may be amended from time to time. Trustee reserves the right to alter this rate of compensation at any time by providing the Company with written notice of such change at least sixty days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of the value of assets when current market values are not published, and the covering of overdrafts. The Trustee shall have a lien on the Trust Fund for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and such amounts may be withdrawn from the Trust Fund unless paid by the Company within thirty days after mailing of the written billing by the Trustee.

ARTICLE 6

RESIGNATION OR REMOVAL OF TRUSTEE

6.1 The Trustee may resign as Trustee hereunder or may be removed by the Company. This resignation or removal may be accomplished at any time upon the giving of sixty days written notice to the Trustee or Company, as applicable (or less if the other party agrees to waive notice). Upon resignation or removal, the Company shall appoint a successor trustee who shall then succeed to all the powers and duties given to the Trustee by this Agreement. The terminating Trustee shall transfer all property of the Trust Fund then held by it to such successor Trustee. The terminating Trustee may require as a condition of making such transfer that the successor Trustee present evidence that any bonding requirement under ERISA section 412 has been met and/or may require that the Company provide a writing indemnifying the Trustee against any losses arising from the replacement of the Trustee. If either party has given notice of termination as provided under this Agreement, and upon the expiration of the advance notice period no other successor Trustee has been appointed and has accepted such appointment, this provision shall serve as (i) notice of appointment of the Chief Executive Officer of the Company as Trustee and (ii) as acceptance by that person of that appointment. The Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its accounts or other proper Trust expenses, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid to the successor Trustee.

6.2 Within sixty days of the transfer to the successor Trustee, the terminating Trustee shall provide the Company with an account in the form and manner prescribed for the annual account by Article 3. Unless the Company files with the Trustee written objections within sixty days after such account has been mailed or otherwise delivered, the account shall be deemed to have been approved by the Company.

ARTICLE 7

AMENDMENT AND TERMINATION OF TRUST

7.1 It is the intention of the Company that this Trust and the Plan of which it is a part shall be permanently administered for the benefit of the Plan’s participants and their beneficiaries, and defraying reasonable expenses of administering the Plan. This Trust is, accordingly, irrevocable except with respect to Section 8.4; however, this Trust may be terminated at any time by the Company, and upon such termination, the Trust Fund shall be distributed by the Trustee as and when directed by the Administrator in accordance with the provisions of Section 2.10 and the Plan document. From the date of termination of the Plan and until the final distribution of the Trust assets, the Trustee shall continue to have all the powers provided under this Agreement that are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. In no instance upon any termination, or discontinuance, and subsequent distribution shall the Trust Fund or any part of it be used for, or diverted to, purposes other than providing benefits to participating employees and their beneficiaries, and defraying the administrative expenses of the Plan until all Plan liabilities have been satisfied, except in the instance of the failure of the Trust initially to qualify for tax-exempt status as set forth in Section 8.4.

7.2 This Trust Agreement, other than Section 7.1, may be amended at any time by written agreement of the Company and the Trustee, provided, that such amendment shall not operate:

(i) to cause any part of the Trust Fund to revert to or be recoverable by the Company or to be used for or diverted to purposes other than the exclusive benefit of participants and their beneficiaries, except to the extent permitted by law and the Plan; or

(ii) to reduce the then accrued benefits or the amounts then held for the benefit of any participant or beneficiary of the Plan.

7.3 The Trustee may condition the transfer or distribution of any assets of the Trust Fund upon termination of the Trust on receipt of a favorable determination letter from the Internal Revenue Service confirming that the termination of the Plan does not adversely affect the tax-exempt status of the Trust Fund. Alternatively, the Trustee, in its sole discretion, may accept the indemnification of the Trustee against any liability arising from such transfer or distribution that is provided by the Company or may require the Company to post a bond sufficient to protect the Trustee against such liability until such time as a favorable determination letter is received.

ARTICLE 8

MISCELLANEOUS

8.1 The Trust will be administered in the State of California, and its validity, construction, and all rights hereunder shall be governed by ERISA and, to the extent not preempted, by the laws of California. If any provisions of this Agreement shall be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

8.2 The headings in this instrument have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions of this Agreement.

8.3 No person entitled to any benefit under this Trust and the Plan shall have any right to assign, alienate, hypothecate, or encumber his interest in any benefits under this Agreement (except as to any loans under the Plan) and those benefits shall not in any way be subject to claim of his creditors or liable to attachment, execution, or other process of law except to the extent required under a qualified domestic relations order within the meaning of section 414(p) of the Code.

8.4 It is intended that this Trust shall be tax exempt under section 501 of the Code and that the Plan referred to herein shall qualify under section 401(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Company a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee shall, after receiving a written direction from the Administrator, pay to each participant that portion of the Trust Fund applicable to said participant’s voluntary contributions, if any, and provided the Plan so states, pay to the Company any part of the Trust Fund attributable to Company contributions then remaining in the Trustee’s possession. As a condition to such repayment, the Company must execute, acknowledge, and deliver to the Trustee its written undertaking, in form satisfactory to the Trustee, to indemnify, defend, and hold the Trustee harmless from all claims, actions, demands, or liabilities arising in connection with such repayment, and provided further that such repayment will occur within one year after the date the request for qualification is denied.

8.5 (i) With regard to any material disputes between Schwab and Employer, the parties agree to work together in good faith to resolve all disputes promptly. Either party may demand in writing that each parties’ management representatives meet at such place as the parties may agree upon to resolve the dispute. Upon receipt of this demand, each party will promptly comply and will negotiate in good faith to resolve the dispute. If the parties do not resolve the dispute within fourteen (14) days of the date of the first meeting between management representatives, Schwab and Employer agree to mediate the dispute with a mutually agreed upon mediator. If the parties cannot agree upon the selection of a mediator, the mediator will be chosen from the list of certified mediators maintained by the American Arbitration Association. The parties agree to share the cost of any independent mediator engaged to assist the parties in resolving their differences.

(ii)Any dispute under this Agreement, which cannot be settled in accordance with subparagraph (i) above, shall be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Company and the Trustee. If the Company and the Trustee cannot agree on such a choice, each shall nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration shall be paid as decided by the arbitrator.

8.6 This Trust Agreement is incorporated into and is a part of the Plan. Anything in any other part of the Plan that is inconsistent with this Trust Agreement is overridden, and in the case of such conflict, the terms of this Trust Agreement shall govern.

8.7 The duties and responsibilities of the Trustee shall be solely those set forth in this document. The Trustee shall not be a named fiduciary under the Plan and shall not have the authority to interpret the Plan.

8.8 To the extent permitted by statutory or administrative exemption, the Trustee may engage in actions that otherwise would violate section 406 of ERISA.

8.9 Each fiduciary shall be solely responsible for the fiduciary’s own acts or omissions under the Plan or the Trust. Except to the extent otherwise provided by ERISA, the parties specifically intend that no fiduciary shall be liable for any breach of fiduciary responsibility of another fiduciary.

8.10 The Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a participant in the Plan to verify data on transactions.

IN WITNESS WHEREOF, Universal City Development Partners, LTD. d/b/a Universal Orlando and THE CHARLES SCHWAB TRUST COMPANY, have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Universal City Development Partners, LTD. d/b/a Universal Orlando Company

By:	/s/ John R. Sprouls

Printed Name:	John Sprouls

Title:	EVP, Human Resources, Legal & Business Affairs

THE CHARLES SCHWAB TRUST COMPANY

Trustee

By:	/s/ William Dallas

Printed Name:	William Dallas

Title:	Trust Officer

THE CHARLES SCHWAB TRUST COMPANY

INVESTMENT GUIDELINES

FOR TRUST AND CUSTODY ACCOUNTS

INVESTMENT GUIDELINES

Acceptable Assets. Assets are considered to be Acceptable Assets depending on the adequacy of CSTC’s ability to support and administer the asset, CSTC’s powers and duties over the asset, the type of account, business risk, and other factors. Because CSTC does not exercise investment management powers over the Account, CSTC does not ordinarily make judgments about whether a particular investment decision made by the Account Holder or the Investment Manager fits the investment objectives of the Account or is otherwise appropriate for the Account. Subject to the foregoing subjective criteria, and to other policies and procedures that may be issued, the following types of assets are ordinarily acceptable in CSTC accounts:

1. Cash.

2. Publicly traded stock listed on a U.S. stock exchange or regularly quoted over-the-counter.

3. Publicly traded bonds listed on a U.S. bond exchange or regularly quoted over-the-counter.

4. Mutual funds available through the Charles Schwab & Co., Inc. Mutual Fund Marketplace.

5. Registered limited partnership interests, REITs and similar investments listed on a U.S. stock exchange or regularly quoted over-the-counter.

6. Commercial paper, bankers acceptances eligible for rediscounting at the Federal Reserve, repurchase and reverse repurchase agreements and other “money market” instruments for which trading and custodial facilities are readily available.

7. U.S. Government and U.S. Government Agency issues.

8. Municipal securities whose bid and asked values are readily available.

9. Federally insured savings accounts, Certificates of Deposit and Bank Investment Contracts. The party directing such investments is responsible for determining Federal insurance coverage and limits and for diversifying Account assets in accordance with those limits.

10. American Depository Receipts, Eurobonds and similar instruments listed on a U.S. exchange or regularly quoted domestically over-the-counter for which trading and custodial facilities are readily available.

11. Life insurance, annuities, and Guaranteed Investment Contracts issued by insurance companies licensed to do business in one or more states in the U.S. (Note: The party directing such investments is responsible for determining the safety of such investments, the economic viability of the underwriter and for diversifying Account assets accordingly.)

The Account Holder understands that in certain circumstances a particular investment may be determined by CSTC to be unacceptable, even though it would be acceptable in other instances.

Unacceptable Assets. CSTC generally cannot acquire or hold the following assets:

1. General partnerships or undivided interests in real property.

2. Tangible personal property (e.g., precious metals, gems, works of art, stamps, coins, furniture and other household items, motor vehicles, etc.).

3. Foreign currency and bank accounts.

4. Short sales.

5. Commodity futures and forward contracts.

6. Oil, gas and mineral interests.

7. Intangible personal property (e.g., patents and rights).

8. Real property.

9. Unsecured loans.

Conditionally Acceptable Assets. CSTC will follow the directions of the Account Holder or the Investment Manager to acquire or hold Conditionally Acceptable Assets only after analysis of CSTC’s administrative capabilities and the business risk involved in holding the particular assets in question. The Account Holder understands that CSTC reserves the right in its sole discretion to refuse to purchase or hold any particular issue or asset described below. In addition, the purchase and holding of any such assets may be subject to certain conditions, including additional fees.

1. Unregistered Limited Partnerships.

2. Other unregistered securities, closely held stock and other securities for which there is no readily available market.

3. Loans secured by First Deeds of Trust.

4. Other secured loans.

5. The securities of the Charles Schwab Corporation, its affiliates and subsidiaries. These securities may be subject to legal and regulatory prohibitions or restrictions. In any event, no Trust account may acquire and hold securities of the Charles Schwab Corporation securities unless specifically authorized by the underlying Trust agreement.

6. Foreign securities for which trading and custodial facilities are readily available.

7. Options.

Specific Indemnity. Notwithstanding any general indemnity given elsewhere, CSTC reserves the right to seek specific indemnity from the Account Holder or other appropriate parties where CSTC determines in its sole discretion that the acquisition or holding of a particular asset or class of asset involves unusual business risk.